UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

Singular Genomics Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-40443	81-2948451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3010 Science Park Road
San Diego, California 92121
(858) 333-7830
(Registrant’s address of principal executive offices and telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	OMIC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 19, 2025, Singular Genomics Systems, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 15, 2025 and first mailed to the Company’s stockholders on or about January 14, 2025. A total of 2,537,024 shares of the Company’s common stock, par value $0.0001 per share (“Company Common Stock”) were entitled to vote at the close of business on January 10, 2025, the record date for the Special Meeting and approximately 2,028,305 shares of Company Common Stock issued and outstanding were present at the Special Meeting or represented by proxy at the Special Meeting, representing approximately 80.0% of those shares entitled to vote, which constituted a quorum.

Each of the proposals upon which the Company’s stockholders voted at the Special Meeting, and the final, certified results reported by the Company’s independent inspector of elections, Mediant, a BetaNXT company, are set forth below.

1.

Proposal 1 (the “Merger Proposal”) was to adopt the Agreement and Plan of Merger, dated as of December 22, 2024, by and among the Company, Singular Genomics Parent, LLC Inc., a Delaware limited liability company (“Parent”), and Saturn Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), providing for, subject to the terms and conditions set forth in the Merger Agreement, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and to approve the transactions contemplated by the Merger Agreement, including the Merger.

Approval of the Merger Proposal required the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

For	Against	Abstain	Broker Non-Votes
2,023,327	3,933	1,045	—

The Merger Proposal was approved by the Company’s stockholders at the Special Meeting.

2.

Proposal 2 (the “Adjournment Proposal”) to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Proposal.

Approval of the Adjournment Proposal required the affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or in person or represented by proxy at the Special Meeting and voting affirmatively or negatively on such matter.

For	Against	Abstain	Broker Non-Votes
2,005,261	20,400	2,644	—

The Adjournment Proposal was approved by the Company’s stockholders at the Special Meeting. However, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to approve the Merger Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGULAR GENOMICS SYSTEMS, INC.

Date: February 19, 2025	By:	/s/ Dalen Meeter
	Name:	Dalen Meeter
	Title:	Chief Financial Officer